UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2024, Vertex Refining Alabama LLC (“Vertex Refining”), a wholly-owned subsidiary of Vertex Energy, Inc. (the “Company”, “we” and “us”), Macquarie Energy North America Trading Inc. (“Macquarie”), the Company and Vertex Renewables Alabama LLC, the Company’s wholly-owned subsidiary (“Vertex Renewables”), entered into Amendment No. 5 to Supply and Offtake Agreement (“Amendment No. 5”).

Amendment No. 5 amended that certain April 1, 2022 Supply and Offtake Agreement entered into between Vertex Refining and Macquarie (as amended from time to time, the “Supply and Offtake Agreement”), to, among other things, confirm the terms of the guaranty agreement discussed below in Item 1.02 and confirm existing security. The Company and Vertex Renewables were party to Amendment No. 5 solely for the purposes of confirming the terms thereof in connection with a guaranty in favor of Macquarie, whereby each of such parties agreed to guaranty the obligations of Vertex Refining under the Supply and Offtake Agreement.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference in its entirety.

Item 1.02 Termination of a Material Definitive Agreement.

On May 23, 2024, Vertex Refining, Macquarie, the Company and Vertex Renewables, entered into a Termination and Release Agreement (the “Termination and Release Agreement”).

Macquarie and Vertex Renewables entered into a supply and offtake agreement dated May 26, 2023, as amended from time to time (the “Supply and Offtake Agreement”) and certain other Transaction Documents (as defined in the Supply and Offtake Agreement).

The Company and Macquarie entered into a guaranty agreement dated May 26, 2023 in favor of Macquarie (the “Parent Guaranty”) and Vertex Refining and Macquarie entered into a guaranty agreement dated May 26, 2023 in favor of Macquarie (the “Vertex Refining Guaranty” and together with the Parent Guaranty, the “Guaranties” and each a “Guaranty”), in each case, with respect to the Company’s obligations under the Supply and Offtake Agreement.

Vertex Renewables and Macquarie agreed to terminate the Supply and Offtake Agreement and all Transaction Documents (excluding the Guaranties) with effect from (and including) May 24, 2024 but subject to and in accordance with the terms of the Termination and Release Agreement (the “Renewables Early Termination”).

The parties to the Termination and Release Agreement agreed that on May 24, 2024 (such date, the “Renewables Early Termination Date”):

(A)	the Supply and Offtake Agreement, and related agreements entered into therewith (the “Transaction Documents”) entered into between the parties shall immediately be terminated and cease to be in force and effect;

(B)	each party will be irrevocably and unconditionally released and discharged from all its present and future obligations, claims and liabilities (both actual and contingent (including, without limitation, guarantee obligations) and whether as primary obligor or guarantor, as surety or in any other capacity whatsoever) under, pursuant to or in connection with the Transaction Documents; and

(C)	any power of attorney granted by any party to the other party under, pursuant to or in connection with any of the Transaction Documents will be irrevocably and unconditionally cancelled, terminated and revoked.

No material termination penalties were incurred by the Company, Vertex Refining, and Vertex Renewables in connection with the Termination and Release Agreement.

The foregoing description of the Termination and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination and Release Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated into this Item 1.02 by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Amendment No. 5 to Supply and Offtake Agreement dated and effective May 23, 2024, between Vertex Refining Alabama LLC, Vertex Energy, Inc., Vertex Renewables Alabama LLC and Macquarie Energy North America Trading Inc.
10.2*+	Termination and Release Agreement
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

+	Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 30, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer